Exhibit 99.1
News Release

For more information contact:

Media Relations: Britt Zarling Corporate Communications Fiserv, Inc. 414-526-3107 britt.zarling@fiserv.com	Investor Relations: Julie Chariell Investor Relations Fiserv, Inc. 212-515-0278 julie.chariell@fiserv.com

For Immediate Release

Fiserv Reports Third Quarter 2023 Results
GAAP revenue growth of 8% both in the quarter and year to date;
GAAP EPS increased 108% in the quarter and 32% year to date;
Operating cash flow increased 19% to $3.57 billion year to date;
Organic revenue growth of 12% in the quarter and 11% year to date;
Adjusted EPS increased 20% in the quarter and 16% year to date;
Free cash flow increased 29% to $2.72 billion year to date;
Company raises 2023 organic revenue growth outlook to 11%
and raises adjusted EPS outlook to $7.47 to $7.52

BROOKFIELD, Wis., October 24, 2023 – Fiserv, Inc. (NYSE: FI), a leading global provider of payments and financial services technology solutions, today reported financial results for the third quarter of 2023.
Third Quarter 2023 GAAP Results
GAAP revenue for the company increased 8% to $4.87 billion in the third quarter of 2023 compared to the prior year period, with 12% growth in the Acceptance segment, 4% growth in the Fintech segment and 5% growth in the Payments segment. GAAP revenue for the company increased 8% to $14.18 billion in the first nine months of 2023 compared to the prior year period, with 11% growth in the Acceptance segment, 1% growth in the Fintech segment and 8% growth in the Payments segment.
GAAP earnings per share was $1.56 in the third quarter and $3.54 in the first nine months of 2023, an increase of 108% and 32%, respectively, compared to the prior year periods. GAAP operating margin was 30.8% and 25.2% in the third quarter and first nine months of 2023, respectively, compared to 18.9% and 19.5% in the third quarter and first nine months of 2022, respectively. The third quarter and first nine months of 2023 include a $177 million pre-tax gain related to the sale of the company’s financial reconciliation business. The first nine months of 2022 included a $201 million pre-tax gain related to certain equity investment transactions. Net cash provided by operating activities increased 19% to $3.57 billion in the first nine months of 2023 compared to $2.99 billion in the prior year period.

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“Fiserv again delivered very strong financial results across the board, demonstrating our superior business model,” said Frank Bisignano, Chairman, President and Chief Executive Officer of Fiserv. “We continued our leadership in payments through a broad portfolio of solutions, which is essential to the flow of commerce and money movement for our diverse client base around the world.”
Third Quarter 2023 Non-GAAP Results and Additional Information
•Adjusted revenue increased 8% to $4.62 billion in the third quarter and 8% to $13.40 billion in the first nine months of 2023 compared to the prior year periods.
•Organic revenue growth was 12% in the third quarter of 2023, led by 20% growth in the Acceptance segment and 6% growth in both the Payments and Fintech segments.
•Organic revenue growth was 11% in the first nine months of 2023, led by 17% growth in the Acceptance segment, 9% growth in the Payments segment and 3% growth in the Fintech segment.
•Adjusted earnings per share increased 20% to $1.96 in the third quarter and 16% to $5.34 in the first nine months of 2023 compared to the prior year periods.
•Adjusted operating margin increased 290 basis points to 38.1% in the third quarter and 250 basis points to 36.1% in the first nine months of 2023 compared to the prior year periods.
•Free cash flow increased 29% to $2.72 billion in the first nine months of 2023 compared to $2.11 billion in the prior year period.
•The company repurchased 9.6 million shares of common stock for $1.2 billion in the third quarter and 31.4 million shares of common stock for $3.7 billion in the first nine months of 2023.
•The company completed a public offering of $2.0 billion of 5-year and 10-year senior notes with a weighted average coupon rate of 5.538%.
•In September 2023, the company acquired the remaining 49% ownership interest in European Merchant Services B.V., a Netherlands-based merchant acceptance business.
•Fiserv was named as the #1 global financial technology provider on the 2023 International Data Corporation (IDC) FinTech Top 100 Rankings, and was also named to the inaugural lists of CNBC’s World’s Top FinTech Companies and TIME’s World’s Best Companies.
•Fiserv will hold an Investor Conference in New York City on November 15, 2023 to share its strategic, operational and financial plans with investors.
Outlook for 2023
Fiserv raises full year 2023 outlook and now expects organic revenue growth of 11% and adjusted earnings per share growth of 15% to 16%, a range of $7.47 to $7.52 per share.
“With third quarter outperformance and continued strength this quarter, we are again raising our guidance for 2023,” said Bisignano. “We remain confident in our ability to add new clients, grow with our existing clients, and provide solutions that capture greater share of wallet.”

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Earnings Conference Call
The company will discuss its third quarter 2023 results in a live webcast at 7 a.m. CT on Tuesday, October 24, 2023. The webcast, along with supplemental financial information, can be accessed on the investor relations section of the Fiserv website at investors.fiserv.com. A replay will be available approximately one hour after the conclusion of the live webcast.
About Fiserv
Fiserv, Inc. (NYSE: FI), a Fortune 500™ company, aspires to move money and information in a way that moves the world. As a global leader in payments and financial technology, the company helps clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and the Clover® cloud-based point-of-sale and business management platform. Fiserv is a member of the S&P 500® Index and one of Fortune® World’s Most Admired Companies™. Visit fiserv.com and follow on social media for more information and the latest company news.
Use of Non-GAAP Financial Measures
In this news release, the company supplements its reporting of information determined in accordance with generally accepted accounting principles (“GAAP”), such as revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities, with “adjusted revenue,” “adjusted revenue growth,” “organic revenue,” “organic revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted net income,” “adjusted earnings per share,” “adjusted earnings per share growth,” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance shareholders' ability to evaluate the company’s performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures. The corresponding reconciliations of these unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See pages 15-17 for additional information regarding the company’s forward-looking non-GAAP financial measures.
Examples of non-cash or other items may include, but are not limited to, non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; severance costs; net charges associated with debt financing activities; merger and integration costs; gains or losses from the sale of businesses, certain assets or investments; certain discrete tax benefits and expenses; and non-cash deferred revenue adjustments relating to the 2019 acquisition of First Data Corporation. The company excludes these items to more clearly focus on the factors management believes are pertinent to the company’s operations, and management uses this information to make operating decisions, including the allocation of resources to the company’s various businesses.

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The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
Management believes organic revenue growth is useful because it presents adjusted revenue growth excluding the impact of foreign currency fluctuations, acquisitions, dispositions and the company’s Output Solutions postage reimbursements and including deferred revenue purchase accounting adjustments. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders’ ability to evaluate and understand the company’s core business performance.
These unaudited non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated organic revenue growth, adjusted earnings per share, adjusted earnings per share growth and other statements regarding our future financial performance. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” or words of similar meaning. Statements that describe the company’s future plans, outlook, objectives or goals are also forward-looking statements.
Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the company’s actual results to differ materially include, among others, the following: the company’s ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for the company’s products and services; the ability of the company’s technology to keep pace with a rapidly evolving marketplace; the success of the company’s merchant alliances, some of which are not controlled by the company; the impact of a security breach or operational failure on the company’s business, including disruptions caused by other participants in the global financial system; losses due to chargebacks, refunds or returns as a result of fraud or the failure of the company’s vendors and merchants to satisfy their obligations; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, a recession, bank failures, or intensified international hostilities, and the impact they may have on the company and its

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employees, clients, vendors, supply chain, operations and sales; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; the company’s ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; the company’s ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company’s strategic initiatives; the company’s ability to attract and retain key personnel; volatility and disruptions in financial markets that may impact the company’s ability to access preferred sources of financing and the terms on which the company is able to obtain financing or increase its costs of borrowing; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; and other factors included in “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in other documents that the company files with the Securities and Exchange Commission, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

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Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Processing and services	$4,008	$3,678	$11,605	$10,738
Product	865	840	2,571	2,368
Total revenue	4,873	4,518	14,176	13,106

Expenses
Cost of processing and services	1,311	1,443	4,067	4,381
Cost of product	583	553	1,761	1,631
Selling, general and administrative	1,652	1,547	4,952	4,560
Net (gain) loss on sale of businesses and other assets	(176)	120	(172)	(27)
Total expenses	3,370	3,663	10,608	10,545

Operating income	1,503	855	3,568	2,561
Interest expense, net	(258)	(190)	(692)	(534)
Other expense, net	(35)	(13)	(81)	(83)

Income before income taxes and (loss) income from investments in unconsolidated affiliates	1,210	652	2,795	1,944
Income tax provision	(239)	(147)	(544)	(382)
(Loss) income from investments in unconsolidated affiliates	(2)	(12)	(11)	222

Net income	969	493	2,240	1,784
Less: net income attributable to noncontrolling interests	17	12	42	36

Net income attributable to Fiserv	$952	$481	$2,198	$1,748

GAAP earnings per share attributable to Fiserv — diluted	$1.56	$0.75	$3.54	$2.68

Diluted shares used in computing earnings per share attributable to Fiserv	610.3	645.0	620.3	651.0

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

GAAP net income attributable to Fiserv	$952	$481	$2,198	$1,748
Adjustments:
Merger and integration costs [1]	30	54	120	115
Severance costs	15	35	52	134
Amortization of acquisition-related intangible assets [2]	388	442	1,245	1,388
Non wholly-owned entity activities [3]	31	51	102	(19)
Net (gain) loss on sale of businesses and other assets [4]	(176)	120	(172)	(27)
Canadian tax law change [5]	—	—	27	—
Tax impact of adjustments [6]	(44)	(131)	(261)	(353)
Adjusted net income	$1,196	$1,052	$3,311	$2,986

GAAP earnings per share attributable to Fiserv - diluted	$1.56	$0.75	$3.54	$2.68
Adjustments - net of income taxes:
Merger and integration costs [1]	0.04	0.07	0.15	0.14
Severance costs	0.02	0.04	0.07	0.16
Amortization of acquisition-related intangible assets [2]	0.51	0.54	1.60	1.68
Non wholly-owned entity activities [3]	0.04	0.05	0.13	(0.06)
Net (gain) loss on sale of businesses and other assets [4]	(0.21)	0.19	(0.20)	(0.03)
Canadian tax law change [5]	—	—	0.03	—
Adjusted earnings per share	$1.96	$1.63	$5.34	$4.59

GAAP earnings per share attributable to Fiserv growth	108%		32%
Adjusted earnings per share growth	20%		16%

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.

1Represents acquisition and related integration costs incurred in connection with various acquisitions. Merger and integration costs associated with integration activities primarily include $39 million and $56 million of share-based compensation and $52 million and $25 million of third-party professional service fees in the first nine months of 2023 and 2022, respectively.
2Represents amortization of intangible assets acquired through various acquisitions, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts. See additional information on page 14 for an analysis of the company's amortization expense.
3Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest. This adjustment for the first nine months of 2022 also includes pre-tax gains totaling $201 million related to certain equity investment transactions and other net expense of $57 million associated with joint venture debt guarantees.
4Represents a net gain primarily associated with the sale of the company’s financial reconciliation business during the third quarter of 2023. This adjustment also includes a loss on the sale of the company’s Korea operations during the third quarter of 2022, as well as a gain on the sale of certain merchant contracts during the first nine months of 2022 in conjunction with the mutual termination of one of the company's merchant alliance joint ventures.

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5Represents the impact of a multi-year retroactive Canadian tax law change, enacted in June 2023, related to the Goods and Services Tax / Harmonized Sales Tax (GST/HST) treatment of payment card services.
6The tax impact of adjustments is calculated using a tax rate of 20% and 21% in the first nine months of 2023 and 2022, respectively, which approximates the company's anticipated annual effective tax rates, exclusive of actual tax impacts of $49 million associated with the net gain on sale of businesses during the first nine months of 2023 and $10 million associated with the net gain on sales of business, other assets and certain equity investment transactions during the first nine months of 2022.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total Company
Revenue	$4,873	$4,518	$14,176	$13,106
Adjustments:
Output Solutions postage reimbursements	(263)	(251)	(791)	(712)
Deferred revenue purchase accounting adjustments	5	6	16	19
Adjusted revenue	$4,615	$4,273	$13,401	$12,413

Operating income	$1,503	$855	$3,568	$2,561
Adjustments:
Merger and integration costs [1]	30	54	120	115
Severance costs	15	35	52	134
Amortization of acquisition-related intangible assets	388	442	1,245	1,388
Net (gain) loss on sale of businesses and other assets	(176)	120	(172)	(27)
Canadian tax law change	—	—	27	—
Adjusted operating income	$1,760	$1,506	$4,840	$4,171

Operating margin	30.8%	18.9%	25.2%	19.5%
Adjusted operating margin	38.1%	35.2%	36.1%	33.6%

Merchant Acceptance (“Acceptance”) [2]
Revenue	$2,106	$1,878	$6,018	$5,432

Operating income	$757	$610	$2,037	$1,673

Operating margin	35.9%	32.4%	33.8%	30.8%

Financial Technology (“Fintech”) [2]
Revenue	$795	$766	$2,371	$2,347

Operating income	$291	$261	$856	$817

Operating margin	36.7%	34.1%	36.1%	34.8%

Payments and Network (“Payments”)
Revenue	$1,704	$1,617	$4,978	$4,597
Adjustments:
Deferred revenue purchase accounting adjustments	5	6	16	19
Adjusted revenue	$1,709	$1,623	$4,994	$4,616

Operating income	$827	$738	$2,315	$2,018
Adjustments:
Deferred revenue purchase accounting adjustments	5	6	16	19
Adjusted operating income	$832	$744	$2,331	$2,037

Operating margin	48.5%	45.6%	46.5%	43.9%
Adjusted operating margin	48.6%	45.9%	46.7%	44.1%

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Fiserv, Inc.
Financial Results by Segment (cont.)
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Corporate and Other
Revenue	$268	$257	$809	$730
Adjustments:
Output Solutions postage reimbursements	(263)	(251)	(791)	(712)
Adjusted revenue	$5	$6	$18	$18

Operating loss	$(372)	$(754)	$(1,640)	$(1,947)
Adjustments:
Merger and integration costs	25	48	104	96
Severance costs	15	35	52	134
Amortization of acquisition-related intangible assets	388	442	1,245	1,388
Net (gain) loss on sale of businesses and other assets	(176)	120	(172)	(27)
Canadian tax law change	—	—	27	—
Adjusted operating loss	$(120)	$(109)	$(384)	$(356)

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.
1Includes the deferred revenue purchase accounting adjustments in the Payments segment related to the 2019 acquisition of First Data Corporation. Adjustments for this residual activity will conclude by December 31, 2023.
2For all periods presented in the Acceptance and Fintech segments, there were no adjustments to GAAP measures presented and thus the adjusted measures are equal to the GAAP measures presented.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net income	$2,240	$1,784
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	1,093	982
Amortization of acquisition-related intangible assets	1,261	1,416
Amortization of financing costs and debt discounts	30	33
Share-based compensation	275	244
Deferred income taxes	(344)	(402)
Net gain on sale of businesses and other assets	(172)	(27)
Loss (income) from investments in unconsolidated affiliates	11	(222)
Distributions from unconsolidated affiliates	42	58
Other operating activities	(2)	(2)
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Trade accounts receivable	119	(521)
Prepaid expenses and other assets	(506)	(203)
Contract costs	(180)	(230)
Accounts payable and other liabilities	(303)	105
Contract liabilities	3	(30)
Net cash provided by operating activities	3,567	2,985

Cash flows from investing activities
Capital expenditures, including capitalized software and other intangibles	(1,034)	(1,148)
Net proceeds from sale of businesses and other assets	232	218
Payments for acquisition of businesses, net of cash acquired	—	(682)
Distributions from unconsolidated affiliates	110	110
Purchases of investments	(15)	(45)
Proceeds from sale of investments	—	13
Other investing activities	(3)	—
Net cash used in investing activities	(710)	(1,534)

Cash flows from financing activities
Debt proceeds	5,188	1,450
Debt repayments	(1,652)	(2,945)
Net (repayments of) proceeds from commercial paper and short-term borrowings	(2,032)	2,020
Payments of debt financing costs	(38)	—
Proceeds from issuance of treasury stock	68	96
Purchases of treasury stock, including employee shares withheld for tax obligations	(3,790)	(1,909)
Settlement activity, net	(630)	114
Distributions paid to noncontrolling interests and redeemable noncontrolling interests	(22)	(30)
Payment to acquire noncontrolling interest of consolidated subsidiary	(56)	—
Payments of acquisition-related contingent consideration	(33)	—
Other financing activities	(39)	7
Net cash used in financing activities	(3,036)	(1,197)
Effect of exchange rate changes on cash and cash equivalents	(8)	(84)
Net change in cash and cash equivalents	(187)	170
Cash and cash equivalents, beginning balance	3,192	3,205
Cash and cash equivalents, ending balance	$3,005	$3,375

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	September 30,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$1,349	$902
Trade accounts receivable – net	3,461	3,585
Prepaid expenses and other current assets	1,986	1,575
Settlement assets	21,785	21,482
Total current assets	28,581	27,544

Property and equipment – net	2,122	1,958
Customer relationships – net	7,300	8,424
Other intangible assets – net	4,139	3,991
Goodwill	36,836	36,811
Contract costs – net	921	905
Investments in unconsolidated affiliates	2,259	2,403
Other long-term assets	1,996	1,833
Total assets	$84,154	$83,869

Liabilities and Equity
Accounts payable and accrued expenses	$3,590	$3,883
Short-term and current maturities of long-term debt	649	468
Contract liabilities	605	625
Settlement obligations	21,785	21,482
Total current liabilities	26,629	26,458

Long-term debt	22,657	20,950
Deferred income taxes	3,264	3,602
Long-term contract liabilities	247	235
Other long-term liabilities	971	936
Total liabilities	53,768	52,181

Redeemable noncontrolling interests	161	161

Fiserv shareholders' equity	29,573	30,828
Noncontrolling interests	652	699
Total equity	30,225	31,527
Total liabilities and equity	$84,154	$83,869

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information
(In millions, unaudited)

Organic Revenue Growth [1]	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Growth	2023	2022	Growth

Total Company
Adjusted revenue	$4,615	$4,273		$13,401	$12,413
Currency impact [2]	160	—		393	—
Acquisition adjustments	(17)	—		(49)	—
Divestiture adjustments	(5)	(34)		(18)	(102)
Organic revenue	$4,753	$4,239	12%	$13,727	$12,311	11%

Acceptance
Adjusted revenue	$2,106	$1,878		$6,018	$5,432
Currency impact [2]	152	—		347	—
Acquisition adjustments	(17)	—		(46)	—
Divestiture adjustments	—	(12)		—	(47)
Organic revenue	$2,241	$1,866	20%	$6,319	$5,385	17%

Fintech
Adjusted revenue	$795	$766		$2,371	$2,347
Currency impact [2]	(2)	—		2	—
Acquisition adjustments	—	—		(3)	—
Divestiture adjustments	—	(16)		—	(37)
Organic revenue	$793	$750	6%	$2,370	$2,310	3%

Payments
Adjusted revenue	$1,709	$1,623		$4,994	$4,616
Currency impact [2]	10	—		44	—
Organic revenue	$1,719	$1,623	6%	$5,038	$4,616	9%

Corporate and Other
Adjusted revenue	$5	$6		$18	$18
Divestiture adjustments	(5)	(6)		(18)	(18)
Organic revenue	$—	$—		$—	$—

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Organic revenue growth is calculated using actual, unrounded amounts.
1Organic revenue growth is measured as the change in adjusted revenue (see pages 9-10) for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to dispositions.
2Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Free Cash Flow	Nine Months Ended September 30,
	2023	2022

Net cash provided by operating activities	$3,567	$2,985
Capital expenditures	(1,034)	(1,148)
Adjustments:
Distributions paid to noncontrolling interests and redeemable noncontrolling interests	(22)	(30)
Distributions from unconsolidated affiliates included in cash flows from investing activities	110	110
Severance, merger and integration payments	121	211
Tax payments on adjustments	(24)	(44)
Tax payments on gain on sale of assets and investments in unconsolidated affiliates	—	37
Other	5	(11)
Free cash flow	$2,723	$2,110

Total Amortization [1]	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Acquisition-related intangible assets	$393	$450	$1,261	$1,416
Capitalized software and other intangibles	133	91	360	258
Purchased software	53	67	167	180
Financing costs and debt discounts	10	11	30	33
Sales commissions	28	27	83	79
Deferred conversion costs	21	16	61	49
Total amortization	$638	$662	$1,962	$2,015

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
1The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures
Reconciliations of unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of these items that are excluded from the non-GAAP outlook measures. The company’s forward-looking non-GAAP financial measures for 2023, including organic revenue growth, adjusted earnings per share and adjusted earnings per share growth, are designed to enhance shareholders’ ability to evaluate the company’s performance by excluding certain items to focus on factors and trends affecting its business.
Organic Revenue Growth - The company's organic revenue growth outlook for 2023 excludes the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company's Output Solutions postage reimbursements. The currency impact is measured as the increase or decrease in the expected adjusted revenue for the period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

Growth

2023 Revenue	7.5%
Output Solutions postage reimbursements	(0.5)%
2023 Adjusted revenue	7%

Currency impact	3.5%
Acquisition adjustments	(0.5)%
Divestiture adjustments	1%
2023 Organic revenue	11%

Adjusted Earnings Per Share - The company's adjusted earnings per share outlook for 2023 excludes certain non-cash or other items such as non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; merger and integration costs; severance costs; gains or losses from the sale of businesses, certain assets and investments; and certain discrete tax benefits and expenses. The company estimates that amortization expense in 2023 with respect to acquired intangible assets will decrease approximately 10% compared to the amount incurred in 2022.
Other adjustments to the company’s financial measures that were incurred in 2022 and for the three and nine months ended September 30, 2023 are presented in this news release; however, they are not necessarily indicative of adjustments that may be incurred in the remainder of 2023 or beyond. Estimates of these impacts and adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)
The company's adjusted earnings per share growth outlook for 2023 is based on 2022 adjusted earnings per share performance.

2022 GAAP net income attributable to Fiserv	$2,530
Adjustments:
Merger and integration costs [1]	173
Severance costs	209
Amortization of acquisition-related intangible assets [2]	1,814
Non wholly-owned entity activities [3]	9
Net gain on sale of businesses and other assets [4]	(54)
Tax impact of adjustments [5]	(476)
2022 adjusted net income	$4,205

Weighted average common shares outstanding - diluted	647.9

2022 GAAP earnings per share attributable to Fiserv - diluted	$3.91
Adjustments - net of income taxes:
Merger and integration costs [1]	0.21
Severance costs	0.25
Amortization of acquisition-related intangible assets [2]	2.21
Non wholly-owned entity activities [3]	(0.02)
Net gain on sale of businesses and other assets [4]	(0.06)
2022 adjusted earnings per share	$6.49

2023 adjusted earnings per share outlook	$7.47 - $7.52
2023 adjusted earnings per share growth outlook	15% - 16%

In millions, except per share amounts, unaudited. Earnings per share is calculated using actual, unrounded amounts.
See pages 3-4 for disclosures related to the use of non-GAAP financial measures.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)
1Represents acquisition and related integration costs incurred in connection with various acquisitions. Merger and integration costs associated with integration activities primarily include share-based compensation and third-party professional service fees.
2Represents amortization of intangible assets acquired through various acquisitions, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts.
3Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest. This adjustment also includes gains totaling $201 million related to certain equity investment transactions and other net expense of $43 million associated with joint venture debt guarantees.
4Represents an aggregate net gain on the sale of Fiserv Costa Rica, S.A., the company’s Systems Integration Services operations, the company’s Korea operations and certain merchant contracts in conjunction with the mutual termination of one of the company’s merchant alliance joint ventures.
5The tax impact of adjustments is calculated using a tax rate of 21%, which approximates the company's annual effective tax rate, exclusive of the $16 million actual tax impacts associated with the net gain on sale of businesses, other assets and certain equity investment transactions.
FISV-E
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